Contact:
Tammie Brown
Workstream
(407) 475-5500
tammie.brown@workstreaminc.com

WORKSTREAM APPOINTS NEW LEADERSHIP

Board of Directors promotes two proven leaders to top positions

Maitland, Fl. - March 3, 2008 - Workstream Inc. (NASDAQ:WSTM - News), a leading provider of on-demand compensation, performance and talent management solutions, is announcing today that the board of directors have unanimously voted to promote Steve Purello as Chief Executive Officer and Jay Markell as Chief Financial Officer.

“Mr. Purello has a great track record running a number of our businesses within Workstream over the past 5 years, is well respected by our customers and employees “, said Michael Mullarkey, Executive Chairman.

Steve Purello was appointed to serve as Chief Executive Officer of Workstream Inc. Prior to this appointment, Mr. Purello served as General Manager of the Company’s Career Networks business since January 2005. In November 2006, Mr. Purello also became responsible for managing the Company’s Rewards and Recognition business. From 2003 to date, Mr. Purello has served as General Manager of the Company’s 6FigureJobs subsidiary.

“Workstream has invested in strengthening its suite of products, launching a ground-breaking pay for performance tool, completing SA70 Type II certification, and hired an outstanding sales team for growth”, said Steve Purello, Chief Executive Officer, “We are concentrating on closing business while readying ourselves as a lean organization for the upcoming merger, and we have already begun executing our plan to position the company as a combined entity”.

Jay Markell was appointed to serve as Chief Financial Officer. Prior to his appointment, Mr. Markell had served as Controller of Workstream since joining in April 2007. From January 2006 until joining the Company, Mr. Markell served as Controller of Data2Logistics, a privately-held freight payment company. Prior to joining Data2Logistics, from September 2002 until January 2006 Mr. Markell was Controller of PsiloQuest, a ventured backed start-up CMP pad manufacturing company.

On February 28, 2008, Deepak Gupta resigned as President and Chief Executive Officer of the Company and as a director of the Company.

About Workstream Inc:

Workstream provides on-demand compensation, performance and talent management solutions and services that help companies manage the entire employee lifecycle - from recruitment to retirement. Workstream's TalentCenter provides a unified view of all Workstream products and services including Recruitment, Performance, Compensation, Development and Transition. Access to TalentCenter is offered on a monthly subscription basis under an on-demand software delivery model to help companies build high performing workforces, while controlling costs. For more information: visit www.workstreaminc.com or call toll free (407) 475-5500.

This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations or beliefs of Workstream's management and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: inability to grow our client base and revenue because of the number of competitors and the variety of sources of competition we face; client attrition; inability to offer services that are superior and cost effective when compared to the services being offered by our competitors; inability to further identify, develop and achieve success for new products, services and technologies; increased competition and its effect on pricing, spending, third-party relationships and revenues; as well as the inability to enter into successful strategic relationships and other risks detailed from time to time in filings with the Securities and Exchange Commission.